Exhibit 99.1

Crexendo Announces an Approximate Reduction of 30% in Its Full-Time Workforce

Crexendo's StoresOnline Division Restructures Operations Suspending Seminar Sales

Crexendo to Launch B2B Sales of Its Web Marketing and Telecom Services Nationally

PHOENIX, July 5, 2011 (GLOBE NEWSWIRE) -- Crexendo, Inc. (AMEX:EXE), a provider of ecommerce software, hosted telecom services, website development, and Internet marketing services to businesses and entrepreneurs, announced today that it is reducing its full-time workforce by approximately 30% as a result of a restructuring plan of its StoresOnline Division. Crexendo is also reducing its StoresOnline part-time and temporary workers. The reduction in workforce is consistent with the reduction in the employees supporting the seminar sales channel.

Crexendo further announced that StoresOnline, its wholly-owned subsidiary, will suspend the sale of its products and services through the seminar sales channel. These changes are being made as part of a restructuring plan. This restructuring will include the workforce reduction and a charge to expenses for excess lease space, certain intangible assets and other seminar-related equipment that will no longer be utilized.

StoresOnline will continue the sale of its products and services through webinars, direct online marketing and telesales, all of which will be deployed in connection with a more targeted marketing focus. StoresOnline will also redeploy a portion of its customer service personnel to proactively contact its current and future customers and assist them with the tools to effectively deploy and promote their ecommerce websites. StoresOnline will continue to support all of its current and future customers and will continue to offer updates and improvements to its software and services, including planned improvements and upgrades to its Storebuilder software, with a planned release of Version 7.0 to all customers in December 2011.

Steven G. Mihaylo, Crexendo's Chief Executive Officer, commented, "To deal with the effect of the continued weakness in the StoresOnline seminar sales channel we are moving quickly to decrease expenses in this area of our business.  As we have discussed over the past several quarters, with its current marketing strategy, StoresOnline's operations continue to be effected by low cash down payments, high default rates and very high customer acquisition costs in the seminar channel. We have thoroughly reviewed the seminar go to market strategy in our StoresOnline Division and the associated costs and we believe current economic conditions require a change. The economic factors facing our B2C customers do not appear to be improving and may, in fact, be deteriorating. Many of the StoresOnline customers face high unemployment, limited access to credit and substantial economic uncertainty. We have not seen improvements in the business trends we have been facing, including customers having difficulty making down payments, low cash as a percent of sales, high default rates on financing contracts and non specific complaints, which we believe are primarily driven by economic conditions. As a result, we are changing our current marketing strategy and reducing employee head count accordingly."

"We have been reviewing our marketing strategy for the past several quarters and believe that we cannot, considering the current economic conditions, operate under the current seminar marketing model profitably. However, we do believe that with a specific, targeted marketing focus we can successfully sell our products and services through webinars and direct online marketing in the StoresOnline Division. We also believe that when economic conditions improve we may be able to reintegrate workshop teams into our marketing strategy in the StoresOnline Division."

"We continue to be very excited about the StoresOnline products and services. In addition to webinar, direct online marketing and telesales, we will work toward offering the StoresOnline products and services through more cost effective channels, including affiliate marketing and co-branded partnerships. We are currently evaluating these channels and we expect to have relations in place by the beginning of next year. We believe the changes we are implementing will allow us to concentrate on customers who are far more likely to be able to pay for our services and not default on their obligations. As discussed above, StoresOnline will redeploy a portion of its customer service personnel to proactively contact its current and future customers and assist them with the tools to effectively deploy and promote their ecommerce websites. We also expect to roll out training events, in both live and webinar settings, geared toward customers who need that level of support as well as preview customers who have not made purchases. We believe we can provide substantial assistance to current customers while also monetizing our substantial customer base."

Mihaylo added, "We continue to work on the roll out of Crexendo's B2B products and services nationally. We are very satisfied with the quality of service in our telecom division and have worked hard on our plans for a national roll out of our SOHO and enterprise web marketing and telecom sales. We continue to be pleased with our Crexendo Web Services Division and are adding sales and service capabilities. Results and acceptance of our services continue to be very encouraging. We are convinced that the decision we are announcing today is in the best, long-term interest of our business and its stakeholders. I am completely committed to our business, and I am excited about its future."

Conference Call

The company is hosting a conference call tomorrow, July 6, 2011, at 6:00 a.m. PDT (9:00 p.m. EDT). The telephone dial-in number is 888-634-7543 for domestic participants and 719-457-2702 for international participants. The conference ID to join the call is 2536040. Please dial in five to ten minutes prior to the beginning of the call at 9:00 AM EDT. A telephone replay will be available two hours after the call for seven days by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers and entering access code 2536040.

About Crexendo

Crexendo  provides ecommerce software, website development, web hosting, search engine optimization link building and hosted telecom services that integrates ecommerce with  email, fax, and phone for businesses and entrepreneurs.  The company sells its proprietary software and training services which help users build Internet strategies to allow entrepreneurs and businesses to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet.  Crexendo offers website development, web hosting, search engine optimization (SEO) and hosted business telecom. Crexendo, StoresOnline and Crexendo Business Solutions, Inc. are registered trademarks of Crexendo, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will," "approximate" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo; (i) StoresOnline Division having its upgrades to its Storebuilder software with a release of Version 7.0 being available in December 2011; (ii)  determination that with current economic conditions the suspension of seminar sales is required; (iii) belief that  economic factors facing StoresOnline B2C customers do not appear to be improving and may, in fact, be deteriorating; (iv) belief that  many of the StoresOnline customers face high unemployment and limited access to credit, as well as substantial economic uncertainty; (v) belief that considering the current economic conditions that the Company cannot  operate under the current seminar marketing model profitably; (vi) belief that with a specific targeted marketing focus the Company can successfully sell its products and services through webinars, direct online marketing and telesales; (vii) belief that when economic conditions improve the Company may be able to reintegrate workshop teams into the marketing strategy in the StoresOnline Division; (viii) being very excited about the StoresOnline products and services; (ix) the Company being able to market StoresOnline products through webinars, direct online marketing, telesales and more cost effective channels, including affiliate marketing and co-branded partnerships; (x)  expecting that the Company will have relations in place by the beginning of next year for those marketing plans; (xi) belief that the changes implemented will allow the Company to concentrate on customers who are far more likely to be able to pay for services and not default on their obligations; (xii) being able to proactively contact current customers who have not yet published a website; (xiii) having the ability to roll out training events, in both live and webinar settings, geared toward customers who need that level of support as well as preview customers who have not made purchasers; (xiv) belief that the training events will provide substantial assistance to current customers while also monetizing the customer base; (xv) being satisfied with the quality of service in the telecom division; (xvi) having success with plans for a national roll out of SOHO and enterprise web marketing and telecom sales; (xvii) being pleased with Crexendo Web Services Division and the ability to add sales and service capabilities and (xiii) being convinced that the decision announced today being in the best long term interest of the business and its stakeholders.

For a more detailed discussion of risk factors that may affect Crexendo operations and results, please refer to the company's Form 10-Q for the quarter ended March 31, 2011 and Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:	Crexendo, Inc.
Steven G. Mihaylo, CEO
775-530-3955
Stevemihaylo@crexendo.com